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                    SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C. 20549

                                 FORM 8-K


                              CURRENT REPORT

                  PURSUANT TO SECTION 13 OR 15(d) OF THE

                      SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported) February 12, 1997
                                                 _________________

                       KING WORLD PRODUCTIONS, INC.
                       ____________________________
            (Exact Name of Registrant as Specified in Charter)


                        Delaware 1-9244 13-2565808
___________________________________________________________________
(State or Other Jurisdiction    (Commission       (I.R.S. Employer
of Incorporation)               File Number)    Identification No.)


1700 Broadway, New York, New York 10019
___________________________________________________________________
(Address of Principal Executive Offices)                 (Zip Code)




Registrant's telephone number, including area code  (212) 315-4000
                                             ______________________


___________________________________________________________________
   (Former Name or Former Address, if Changed Since Last Report)

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Item 5.  Other Events.
         ____________

          A. On February 10, 1997, King World Productions, Inc. (the "Company") and four of its principal stockholders, Roger King, Chairman of the Board of Directors of the Company, Michael King, President and Chief Executive Officer of the Company, Richard King, a director of the Company, and Diana King, Secretary and a director of the Company (collectively, the "Shareholders"), agreed to the termination of the Stockholders' Agreement, dated as of May 1, 1991, among them (the "Old Shareholders' Agreement"). Pursuant to the Old Shareholders' Agreement, each of the Shareholders had agreed, among other things, to limit his or her individual annual sales of Common Stock, $.01 par value, of the Company (the "Common Stock"), to the greater of 200,000 shares or 10% of such Shareholder's aggregate holdings at the beginning of each calendar year during the term of the Old Shareholders' Agreement.

          Concurrently with the termination of the Old Shareholders' Agreement, the Shareholders entered into a new shareholders' agreement (the "New Shareholders' Agreement"), pursuant to which they agreed to restrict their aggregate public sales of shares of Common Stock to the number of shares that could be sold by them as a group under Rule 144 under the Securities Act of 1933, as amended, if they were all acting in concert with respect to such sales (the "Rule 144 Volume Limit"). Except as otherwise agreed among or between the Shareholders, or as necessitated by decreases in the Rule 144 Volume Limit, each Shareholder will have the right, in any three month period, to sell a number of shares of Common Stock equal to 25% of the Rule 144 Volume Limit. The New Shareholders' Agreement will terminate as to any Shareholder if (i) such Shareholder is not, and has not been for a ninety day period, an "affiliate" of the Company (within the meaning of paragraph (a)(1) of Rule 144) and is not acting in concert with any other Shareholder with respect to his or her sales of Common Stock or
(ii) such Shareholder's aggregate ownership of Common Stock is less than 500,000 shares. The New Shareholders' Agreement does not apply to shares of Common Stock sold pursuant to an effective registration statement or to private sales. The Company does not have any right of first refusal on sales of Common Stock by the Shareholders under the New Shareholders' Agreement.

          The foregoing description of the New Shareholders' Agreement is qualified in its entirety by reference to the New Shareholders' Agreement, a copy of which is attached as Exhibit 10.1 hereto.

          B. At the Company's 1997 annual meeting of stockholders, held on January 13, 1997, an aggregate 32,806,035 shares of Common Stock were present in person or by proxy. Votes cast for and against and abstentions for the matters submitted to a vote of security-holders were as follows:

          (i)  Election of Directors:
                                                  Authority
                                   Votes          to Vote
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          Nominee                   For      Withheld
          _______                  ____      ________

          Roger King             30,617,004       2,189,031

          Michael King           30,617,154       2,188,881

          Richard King           30,618,612       2,187,423

          (ii) Approval of Amendments to the King World Productions, Inc. 1995 Amended and Restated Stock Option and Restricted Stock Purchase Plan:

          Votes           Votes
           For           Against        Abstentions
          _____          ________       ___________

          22,211,771     10,545,348       48,916

          (iii) Appointment of Arthur Andersen LLP as auditors for the fiscal year ending August 31, 1997:

          Votes           Votes
           For           Against        Abstentions
          _____          _______        ___________

          32,734,613     45,185         26,237


          C. The Company has also adopted the King World Productions, Inc. and Subsidiaries Salesforce Bonus Plan (the "Salesforce Bonus Plan") pursuant to which selected salesforce employees who are not officers of the Company (within the meaning of Rule 16a-1(f) under the Securities Exchange Act of 1934, as amended), or otherwise determined by the Company to be covered by Item 402 of regulation S-K promulgated by the Securities and Exchange Commission, are eligible to receive cash and/or equity incentives in the form of non-qualified stock options. The Salesforce Bonus Plan was adopted to provide a means of rewarding such salesforce employees for their services to the Company and activating their future performance. The Board of Directors has reserved an aggregate 500,000 shares of Common Stock for issuance under the Salesforce Bonus Plan, and will set aside the amount of cash to be awarded pursuant to the Plan on an annual basis. The Salesforce Bonus Plan is administered by Roger King, the Company's Chairman and head of its salesforce.

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Item 7.   Financial Statements, Pro Forma Financial Information and Exhib-
          its.
          ________________________________________________________________

(c)  Exhibits.

          10.1 Shareholders' Agreement, dated as of February 10, 1997, among Roger King, Michael King, Richard King and Diana King.
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                                SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                              KING WORLD PRODUCTIONS, INC.,



                              By:  /s/Michael King
                                   __________________________
                                  Name: Michael King
                                  Title: President and Chief
                                  Executive Officer


Date:  February 12, 1997
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                             INDEX TO EXHIBITS


Exhibit                       Description
_______                       ____________

 10.1 Shareholders' Agreement, dated as of February 10, 1997, among Roger King, Michael King, Richard King and Diana King.

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